Exhibit 4.17

                                                             EXECUTION VERSION


                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

         This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of January 31, 2003 by and between EP MedSystems, Inc., a New Jersey corporation with its principal office at 575 Route 73 North, Building D, West Berlin, New Jersey 08091-9293 (the "Company"), and each of the several purchasers named in Exhibit A attached hereto (each, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of (i) up to 3,000,000 shares (the "Shares") of the authorized but unissued shares of Company common stock, no par value, stated value $0.001 per share (the "Common Stock") and (ii) warrants to purchase an aggregate of up to 1,200,000 shares of Common Stock (the "Warrants"); and

         WHEREAS, each Purchaser, severally, wishes to purchase the number of Shares and Warrants shown next to its name on Exhibit A hereto, all upon the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

         "GAAP" means United States generally accepted accounting principles.

         "Majority Purchasers" shall mean Purchasers which, at any given time, hold greater than fifty percent (50%) of the voting power of the outstanding Shares.

         "Material Adverse Effect" shall mean a material adverse effect on the prospects (financial or other), condition, business, operations, assets, liabilities, or results of operations of the Company and its subsidiaries, taken as a whole.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Person" means an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the Closing Date, among the Company and the Purchasers.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2. Purchase and Sale of Shares.

     2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue, sell and deliver to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Initial Closing, (i) the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Exhibit A hereto, at a purchase price of $1.23 per --------- share (the "Purchase Price") and (ii) Warrants to purchase the number of shares issuable upon exercise of the Warrants (the "Warrant Shares") under the heading "Number of Warrant Shares" (the aggregate number of shares of Common Stock and Warrants purchased by all such Purchasers at the Initial Closing, the "Minimum Issue"). The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase and the Warrants to be issued to such Purchaser is set forth opposite the name of such Purchaser under the heading "Purchase Price" on Exhibit A hereto. The Company shall be obligated to register the Shares and the Warrant Shares pursuant to the terms and conditions set forth in the Registration Rights Agreement.

         2.2 Initial Closing. The purchase and sale of the Minimum Issue shall take place at 10:00 a.m. EST on or about January 31, 2003, at the offices of Kelley Drye & Warren LLP in New York, New York, or on such other date and at such other location as the parties may mutually agree (which time and place are designated as the "Initial Closing" and the date and time of the Initial Closing are referred to as the "Initial Closing Date").

         2.3 Deferred Closings. The Company may, solely within its discretion, sell additional shares of Common Stock and Warrants, after the Initial Closing Date, but on or prior to the date of the Filing Date Deadline (as defined in the Registration Rights Agreement), at one or more subsequent closings, at the Purchase Price, but otherwise on the same terms and conditions set forth herein (each such closing, an "Additional Closing", and the date and time of each Additional Closing, an "Additional Closing Date". At any Additional Closing, upon execution of this Agreement, a purchaser of Common Stock and Warrants pursuant to the terms hereof shall become a party hereto and shall be included within the meaning of Purchaser hereunder, and Schedule A shall be amended to include that purchaser, without any further consent or action on the part of the Purchasers or the Company.

         2.4 Independent Purchasers. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby and that each Purchaser has separately negotiated the terms of this Agreement. Nothing contained herein or in any agreement or document relating to this transaction, and no action taken by any Purchaser, shall be deemed to constitute the Purchasers as, or to create any presumption that the Purchasers are in any way acting in concert or as, a group with respect to the obligations or transaction hereunder. No Purchaser has relied upon any other Purchaser for advice in entering into the transactions contemplated hereby.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

     3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to Conduct its business as now conducted. Each subsidiary as referred to in the SEC Documents (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

3.2      Capitalization.

     (a) The authorized capital stock of the Company consists of: (i) 5,000,000 shares of preferred stock of the Company, no par value per share, of which 373,779 shares are issued and outstanding; and (ii) 25,000,000 shares of Common Stock, no par value, $.001 stated value per share, of which 15,098,736 shares are issued and outstanding and all such outstanding shares are validly issued, fully paid and nonassessable; (iii) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Long Term Incentive Plan; (iv) 480,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Director Option Plan; and (v) 575,000 shares of Common Stock reserved for issuance pursuant to the Company's 2002 Stock Option Plan. With respect to the 1995 Long Term Incentive Plan, the 1995 Director Option Plan, the 2002 Stock Option Plan and other non-plan stock options and warrants, an aggregate of 2,911,129 options and warrants have been granted or issued and are outstanding as of December 30, 2002.

     (b) There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Amended and Restated Certificate of Incorporation or By-Laws of the Company or by agreement or otherwise. Except as set forth in this Section 3.2 or on Schedule 3.2, there are no outstanding subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for such shares.

     (c) There are no stockholder agreements, voting agreements, or similar agreements with respect to the Common Stock to which the Company is a party, or to the knowledge of the Company, by or between any stockholders of the Company or any of its Affiliates.

     3.3 Authorization. The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement, to issue the Warrants and the Warrant Shares and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement (including, without limitation, the issuance of the Shares). All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants and the consummation of the transactions contemplated herein and therein has been taken or will be taken prior to the Closing Date. When executed and delivered by the Company, each of this Agreement, the Registration Rights Agreement and the Warrants shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

     3.4 Valid Issuance of the Shares. The Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof, be validly issued, fully paid and nonassessable. Except for blue sky filing fees, if any, there are no state or city taxes, fees or other charges payable in connection with the execution or delivery of this Agreement, the Registration Rights Agreement and the Shares.

     3.5 Valid Issuance of the Warrants. The Warrants when issued, sold and delivered to each Purchaser in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable. There are no New Jersey state or city taxes, fees or other charges payable in connection with the execution or delivery of the Warrants.

     3.6 Financial Statements. The Company has made available to each Purchaser its audited Statements of Income, Stockholders' Equity and Cash Flows for the fiscal year ended December 31, 2001, its audited Balance Sheet as of December 31, 2001, its unaudited Statements of Income, Stockholders' Equity and Cash Flows for the period from December 31, 2001 through September 30, 2002 and its unaudited Balance Sheet as of September 30, 2002. All such financial statements are hereinafter referred to collectively as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material. Since September 30, 2002, to the Company's knowledge, (i) except as set forth on
Schedule 3.6, there has been no development or change (actual or threatened), individually or in the aggregate, having a Material Adverse Effect, (ii) except as set forth in an SEC Document (as defined below), there does not exist any condition reasonably likely to result in a Material Adverse Effect and (iii) the Company has conducted its business only in the ordinary course. Except as set forth on Schedule 3.6, the Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which were not fully reflected in, reserved against or otherwise described in the Financial Statements or the notes thereto, or incurred in the ordinary course of business consistent with the Company's past practices since September 30, 2002, and in any such case which were required generally to be reflected in such Financial Statements under GAAP, all of which individually and in the aggregate do not and would not have a Material Adverse Effect.

     3.7 SEC Documents. The Company has made available to each Purchaser, a true and complete copy of the Company's Annual Report on Form 10K-SB for the year ended December 31, 2001, the Company's Quarterly Reports on Form 10-QSB for three months ended March 31, 2002, June 30, 2002 and September 30, 2002 and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing December 31, 2001 and ending on the date hereof. The Company will, promptly upon the filing thereof, also made available to each Purchaser all statements, reports (including, without limitation, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.7 being called, collectively, the "SEC Documents"). Since January 1,2002, the
 Company has timely made all filings required to be made by it under the Exchange Act, the Securities Act and the securities laws of any state, and any rules and regulations promulgated thereunder. The SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document filed prior to the date hereof. The Company is eligible to use a registration statement on Form S-3 with respect to the registration of Registrable Securities (as such term is defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement.

     3.8 Consents. Except for filings under federal and applicable state securities laws and except for violations or potential violations which either individually or in the aggregate would not have a Material Adverse Effect, all permits, consents, approvals, orders, authorizations of, or declarations to or filings with any federal, state, local or foreign court, governmental or regulatory authority, or other person (including third party consents) required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein have been obtained or will be obtained prior to the Closing Date, and will be effective as of the Closing Date.

     3.9 No Conflict. The execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Share and the Warrants) will not (x) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Amended and Restated Certificate of Incorporation or bylaws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company, any of its subsidiaries or their respective properties or assets or (y) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any of its subsidiaries' assets, properties, or outstanding capital stock.

     3.10  Brokers or  Finders.  Except for Adams  Harkness  & Hill,  Inc.  (the
"Placement Agent"), the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to the Placement Agent, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.11 Nasdaq National Market. The Common Stock is listed on The Nasdaq National Market, and except as set forth on Schedule 3.11, there are no proceedings to revoke or suspend such listing. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, or except as set forth on Schedule 3.11, delisting the Common Stock from The Nasdaq National Market. Except as set forth on Schedule 3.11, the Company has not received any notification that, and has no knowledge that, the SEC or the NASD is contemplating terminating such listing or registration. The issuance of the Shares does not require stockholder approval, including, without limitation, as may be required pursuant to the Nasdaq Marketplace Rules.

     3.12 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any governmental body against the Company or any of its subsidiaries and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement, the issuance of the Warrants or the right of the Company to execute, deliver and perform under same.

     3.13 Fiduciary Duties. The Company represents and warrants that, to the best of its knowledge, none of its directors or officers is or has been the subject of, or a defendant in: (i) an enforcement action or prosecution (or settlement in lieu thereof) brought by a governmental authority relating to a violation of securities, fiduciary or criminal laws, or (ii) a civil action (or settlement in lieu thereof) brought by stockholders or investors for violation of duties owed to the stockholders or investors.

     3.14 Title to Property and Assets. Each of the Company and its subsidiaries owns its property and assets free and clear of all mortgages, liens, loans, claims, charges and encumbrances, except as set forth on Schedule 3.14 and except such encumbrances and liens that arise in the ordinary course of business and do not materially impair their respective ownership or use of such property or assets. With respect to property and assets it leases, the Company is in material compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, charges, claims or encumbrances, except to extent such would not have a Material Adverse Effect.

3.15     Patents. Trademarks. Proprietary Rights.
         ---------------------------------------

     (a) To the Company's knowledge, each of the Company and its subsidiaries owns or has the right to use all of the Intellectual Property Rights (as defined below), except where such failure would not have a material adverse effect on the business, properties or assets of the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means all patents, copyrights, trademarks, service marks, trade names, permits, trade secrets, computer programs, software designs and related materials and other intellectual property that are used by the Company or a subsidiary and are material to the conduct of the Company's or a subsidiary's business.

     (b) To the Company's knowledge, the Company's and each subsidiary's use and enjoyment of the Intellectual Property Rights do not violate any license or conflict with or infringe the intellectual property rights of others in a manner which would materially and adversely affect the business, assets, properties, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

     3.16 Environmental Matters. Except as set forth in the SEC Documents, to the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation could reasonably be expected to result in a Material Adverse Effect, and to the best of its knowledge, no expenditures are required in order to comply with any such existing statute, law or regulation, which expenditures could reasonably be expected to result in a Material Adverse Effect.

     3.17 Permits. Each of the Company and its subsidiaries possesses all franchises, certificates, licenses, authorizations and permits or similar authority necessary to conduct its business as described in the SEC Documents, except where the failure to possess such permits would not, individually or in the aggregate, have a material adverse effect on the Company or its subsidiaries, or their businesses, properties, assets, operations or condition (financial or otherwise) taken as a whole ("Material Permits"), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

     3.18 Employees. To the Company's knowledge, no strike, labor dispute or union organizing activities are pending or threatened against the Company or any of its subsidiaries by its employees. No employees belong to a union or collective bargaining unit. Neither the Company nor any of its subsidiaries has any workers' compensation liabilities.

     3.19 Tax Matters. The Company has filed all tax returns and reports as required by federal, state, local, and foreign law and has paid all taxes shown thereon that have become due and payable. Such returns and reports were materially accurate and complete when filed and reflect all taxes and other assessments due thereunder to be paid by the Company, except those contested by it in good faith. The provision for taxes of the Company included in the provision for accrued liabilities in the Company's financial statements is adequate for taxes due or accrued as of the date thereof. The Company has never had any material tax deficiency proposed or assessed against it.

     3.20 Compliance with Laws. The business and operations of the Company and each of its subsidiaries have been conducted in accordance with all applicable laws, rules and regulations of all governmental agencies, authorities and instrumentalities (including, without limitation, under the Employee Retirement Income Security Act of 1974, as amended, laws and regulations administered by the Food and Drug Administration, and all laws relating to the employment of labor), except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

     3.21 Insurance. The Company and each of its subsidiaries maintains insurance of the type and in the amount reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

     3.22 Investment Company Act. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Company is not directly or indirectly controlled by or acting on behalf of any person that is an "investment company" within the meaning of the Investment Company Act.

     3.23 Compliance With Securities Laws. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the offer and sale by the Company of the Shares, the Warrants and the Warrant Shares are exempt from the registration and prospectus delivery requirements of the Securities Act. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock) within the six (6) month period preceding the date hereof or taken any other action, or failed to take any action, that, in any such case, would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares, the Warrants and the Warrant Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NASD, as applicable. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the Shares or any Common Stock) that will make unavailable the exemption from registration under the Securities Act being relied upon by the Company for the offer and sale to the Purchasers of the Shares, the Warrants and the Warrant Shares as contemplated by this Agreement, including, without limitation, the filing of a registration statement under the Securities Act. No form of general solicitation or advertising within the meaning of Rule 502(c) under the Securities Act has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Shares, the Warrants and the Warrant Shares as contemplated by this Agreement or any other agreement to which the Company is a party.

     3.24 Registration Rights. Except as set forth on Schedule 3.24 or the SEC Documents, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act which have not been satisfied.

     3.25 Related Party Transactions. Except as set forth in the SEC Documents and on Schedule 3.25, neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Except as set forth on Schedule 3.25, neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a 1% equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is a participant in any transaction to which the Company is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company.

     3.26 Contracts. All contracts and agreements filed or required to be filed as exhibits to the SEC Documents filed prior to the date hereof, except such contracts and agreements that have expired by their own terms (collectively, "Contracts") are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the best knowledge of the Company, the other parties thereto; the Company and, to the best knowledge of the Company, each other party thereto, have performed in all material respects all obligations required to be performed by them under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Company or, to the best knowledge of the Company, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

     3.27 Disclosure. Neither this Agreement nor the SEC Documents taken together contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Except with respect to a Purchaser who has executed a non-disclosure/confidentiality agreement with the Company prior to the Closing Date, the Company confirms that neither it, nor, to its knowledge, any Person on its behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes, or might reasonably be expected to constitute, material, non-public information. The Company understands and confirms that each of such Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

4. Representations, Warranties and Agreements of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to, and agrees with, the Company as follows:

     4.1 Authorization. Such Purchaser has all requisite power under its constituent documents to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement. All action on the part of such Purchaser and, if applicable, its officers, directors, stockholders, managers, members and equityholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

     4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

     4.3 Investor Status; Etc. Such Purchaser certifies and represents to the Company that at the time such Purchaser acquires any of the. Shares, such Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

     4.4 Shares Not Registered. Such Purchaser understands that the Shares and the Warrant Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares, the Warrants and the Warrant Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

     4.5 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under (i) any provision of the organizational documents of such Purchaser or (ii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

     4.6 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

     4.7 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

     4.8 Agreement with Respect to Sales of Shares. Such Purchaser will not, and will cause each of its Affiliates and any Person acting on its or their behalf not to, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares of Common Stock, except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

     5.   Conditions Precedent.

     5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent (or waiver by such Purchaser):

     (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)). ---------------

     (b) Prior to the Closing Date, no Material Adverse Event shall have occurred and the Company shall have performed all covenants, agreements, obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

     (c) No suit, action, or other proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

     (d) The purchase of and payment for the Shares by such Purchasers and the issuance of the Warrants to such Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby (including, without limitation, the issuance of the Shares and the Warrants) shall have been duly obtained or made and shall be in full force and effect.

     (e) The Company shall have complied with all applicable requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Shares, and each Purchaser, at such Purchaser's request, shall have been provided reasonable evidence thereof.

     (f) The Shares shall have been approved for listing on The Nasdaq National Market or the Nasdaq SmallCap Market, and each Purchaser, at such Purchaser's request, shall have been provided reasonable evidence thereof.

     (g) The Registration Rights Agreement shall have been executed and delivered by the Company.

     (h) The Warrants shall have been executed and delivered by the Company.

     (i) Each of EGS Private Healthcare Partnership, L.P. and EGS Private Healthcare Counterpart L.P. shall have converted the outstanding principal and unpaid interest on its respective Bridge Note issued by the Company to it on December 30, 2002 into Shares simultaneously with the sale of the other Shares to the Purchasers.

     (j) A certificate shall have been delivered by the Company, signed by its President or Chief Executive Officer, to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, as though newly made on and as of that date (except for representations and warranties which speak as of the date of the Agreement or as of another specific date or period covered thereby) and (ii) the Company has performed or complied with, in all material respects, all of its covenants contained in this Agreement and required to be performed or complied with on or before Closing Date.

     (k) The Company shall have delivered to each Purchaser an opinion of counsel for the Company, dated the Closing Date, in substantially the form of Exhibit B attached hereto.

     (l) A single stock certificate shall have been delivered by the Company, registered in the name of such Purchaser or nominee as designated by the Purchaser in writing, representing the number of shares of Common Stock purchased by such Purchaser, free of all restrictive and other legends (except as provided in Section 6.2 hereof and otherwise in the form of good delivery), against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

     (m) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

     5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing, to issue and sell to each Purchaser the Shares to be purchased by it at the Closing and to issue to each Purchaser the Warrants to be issued to it at the Closing is subject to the satisfaction of the following conditions precedent (or waiver by the Company):

     (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

     (b) The Registration Rights Agreement shall have been executed and delivered by each Purchaser.

     (c) Such Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

     (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

     (e) The sale of the Shares by the Company and the issuance of the Warrants by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

     (f) Such Purchaser shall have executed and delivered to the Company a Investor Questionnaire, in substantially the form attached hereto as Exhibit C, pursuant to which each such Purchaser shall provide information necessary to confirm each such Purchaser's status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act).

     (g) The Company shall have received executed agreements from each of the Purchasers to purchase, in accordance with this Agreement, the number of shares of Common Stock set forth on Exhibit A opposite its name under the heading "Number of Shares to be Purchased."

     (h) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including, without limitation, records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

     (i) Purchasers shall have committed, pursuant to the terms hereof, to purchase an aggregate of at least two million (2,000,000) Shares.

     (j) Each of EGS Private Healthcare Partnership, L.P. and EGS Private Healthcare Counterpart L.P. shall have converted the outstanding principal and unpaid interest on its respective Bridge Note issued by the Company to it on December 30, 2002 into Shares simultaneously with the sale of the other Shares to the Purchasers.

6.       Transfer; Legends.

     6.1 Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares being purchased by it hereunder and Warrants being issued to it hereunder or any Warrant Shares, except: (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if reasonably requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be ----------- voidable by the Company; provided, however, that no opinion will be required in connection with
(1) a public sale or transfer of Shares or Warrant Shares pursuant to an effective registration statement in connection with which such Purchaser represents in writing to the Company that such Shares or Warrant Shares have been or are being sold pursuant to such registration statement; (ii) a public sale of Shares or Warrant Shares pursuant to Rule 144 under the Securities Act if such Purchaser has delivered to the Company a customary and accurate Rule 144 broker's and seller's representation letter; or (iii) a sale of shares pursuant to Rule 144(k) under the Securities Act if such Purchaser has delivered to the Company a customary and accurate Rule 144 seller's representation letter. The Company shall not register any transfer of the Shares and each Warrant in violation of this Section -------- 6.1. The Company may, and may instruct any transfer agent for the Company, to place such --- stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1. -----------

     6.2 Legends. Each certificate requesting any of the Shares and each Warrant shall be endorsed with a legend in substantially the form set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate or any Warrant or any Warrant Shares without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF (1) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT, AND TO THE EXTENT REQUIRED BY SECTION 6.1 OF THE STOCK PURCHASE AGREEMENT PURSUANT TO WHICH THE SHARES REPRESENTED HEREBY WERE ACQUIRED, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TEE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT AND SUCH LAWS.

     6.3 Removal of Legends. Any legend endorsed on a certificate evidencing the Shares shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares, if such Shares are being sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder, and the purchaser thereof may immediately resell such Shares without restriction and without registration; provided, however, that in the case of a sale pursuant to Rule 144, such holder of Shares shall provide such information as is reasonably requested by the Company to ensure that such Shares may be sold in reliance on Rule 144.

     7. Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

     (a) with respect to a Purchaser, by such Purchaser, upon notice to the Company if the conditions set forth in Section 5.1 shall not have been satisfied on or prior to February 15, 2003; or

     (b) with respect to a Purchaser, by the Company, upon notice to such Purchaser if the conditions set forth in Section 5.2 to be satisfied by such Purchaser shall not have been satisfied on or prior to February 15, 2003; or

     (c) at any time by mutual  agreement  of the  Company and not less than two
(2) Purchasers who represent at least fifty percent (50%) of the Shares being sold hereunder; or

     (d) with respect to a Purchaser, by such Purchaser, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(d) only if such representation or warranty was not true and correct inall material respects at the time such representation or warranty was made by the Company); or

     (e) by the Company with respect to a Purchaser, if there has been any breach of any representation, warranty or any material breach of any covenant of such Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

                  Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

8. Miscellaneous Provisions.

     8.1 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for general corporate and working capital purposes and may use a portion of such proceeds to repay a portion of indebtedness outstanding to Medtronic, Inc. on the date hereof.

     8.2 Filings. The Company shall make all necessary filings with the SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Shares, and the issuance of the Warrants, to the Purchasers as required by all applicable laws, and shall provide a copy thereof to the Purchasers promptly after such filing.

     8.3 Public Statements or Releases. The Company shall, on the Closing Date, issue a press release reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. On or before 8:30 a.m., Eastern time, the first business day following last Additional Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. The Company shall, at least one business day prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or trading market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make, issue or release any such public statement, filing or other communication, or otherwise disclose or use, without the prior consent of the other parties, the existence or status of, this Agreement or the transactions provided for herein, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, nothing in this Section 8.3 shall prevent any of the Company hereto from making such other public announcements or filings as it may consider necessary with respect to the transactions contemplated hereby in order to satisfy its legal obligations; provided, however, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or trading market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. Neither the Company nor any Person acting on its behalf will provide any Purchaser with material, nonpublic information about the Company unless such Purchaser consents to receive such information in writing in advance and executes a non-disclosure/confidentiality agreement with the Company, in a form acceptable to the Company.

     8.4 Further Assurances. The parties agree to cooperate fully to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     8.5 Notification of Effectiveness of Registration Statement. The Company covenants that it will provide written notice to each Purchaser (which notice may be in electronic form) that the Company's registration statement on Form S-3 registering the Shares sold hereunder and the Warrant Shares to the Purchasers has been declared effective by the SEC, which notice shall be given promptly, but in no event more than five (5) days after the Company has received notice of such effectiveness from the SEC.

     8.6 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

     8.7 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.8      Notices.

     (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b) All correspondence to the Company shall be addressed as follows:

                           EP MedSystems, Inc.
                           575 Route 73 North
                           Building D
                           West Berlin, New Jersey  08091-9293
                           Attention:  President and Chief Executive Officer
                           Facsimile:  (856) 753-8544

                           with a copy to:

                           Kelley Drye & Warren LLP
                           101 Park Avenue
                           New York, NY 10178
                           Attention:  Salvatore J. Vitiello
                           Facsimile:  (212) 808-7897

     (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

     (d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

     8.9 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

     8.10 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

     8.11 Governing Law; Injunctive Relief.

     (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts that would apply the substantive law of any other jurisdiction.

     (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's costs, including actual attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

     8.12 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     8.13 Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

     8.14 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No Purchaser may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Company, which consent will not be unreasonably withheld. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

     8.15 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

     8.16 Entire Agreement. This Agreement along with the schedules and exhibits attached hereto and incorporated herewith constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and (a) prior to Closing, not less than two Purchasers who represent at least fifty percent (50%) of the Shares being sold hereunder or (b) following Closing, the Majority Purchasers; provided, however, that, in each case, no such amendment shall increase the obligations of any Purchaser without such Purchaser's written consent.

8.17 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         [The remainder of this page has been intentionally left blank;
                            signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock and Warrant Purchase Agreement as of the day and year first above written.

                           EP MedSystems, Inc.



                           By:
                                    --------------------------------------
                                    Reinhard Schmidt
                                    President and Chief Executive Officer



THE PURCHASER'S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED EVEN DATE HEREWITH SHALL CONSTITUTE THE PURCHASER'S SIGNATURE TO THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT.




                                                             Exhibit A

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PURCHASER                     ADDRESS                      NUMBER OF SHARES         NUMBER OF WARRANT       PURCHASE PRICE
                                                                                         SHARES                   ($)
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

                                    Exhibit B

                        Form of Kelley Drye & Warren LLP

                                  See attached.

                                                     January 31, 2003



To the Purchasers listed on Exhibit A hereto:

         We have acted as special counsel to EP Medsystems, Inc. (the "Corporation") in connection with the Common Stock and Warrant Purchase Agreement (the "Agreement"), dated as of January 29, 2003, by and among the Corporation and the Purchasers listed on Exhibit A hereto.

         This opinion is delivered to you pursuant to Section 5.1 of the Agreement. Capitalized terms used herein without definition shall have the meanings specified in the Agreement.

         In connection with this opinion, we have examined and relied upon: (i) the Agreement and the exhibits and schedules thereto, the Registration Rights Agreement and the Warrants (collectively, the "Transaction Agreements"); (ii) the Certificate of Incorporation and Bylaws, as amended to date, of the Corporation and the minute books, stock records and records of corporate proceedings of the Corporation; (iii) advice from the State of New Jersey dated January 31, 2003 as to the good standing of the Corporation and (iv) originals or copies certified or otherwise identified to our satisfaction of such records, agreements, instruments and certificates of public officials as we have deemed necessary and relevant to form the basis for our opinions herein. In our examination, we have assumed, and express no opinion as to, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence or capacity of all natural persons. We have assumed that (x) you have received all documents which you were required to receive under the Agreement,
(y) you have satisfied those legal requirements applicable to you to the extent necessary to make the Transaction Agreements enforceable against you, and (z) that the Transaction Agreements are an obligation binding upon you.

         As to matters of fact relevant to this opinion, with your consent, we have relied solely upon (a) our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above; (b) our actual knowledge (i.e. conscious awareness); (c) the representations and warranties of the Corporation as set forth in the Transaction Agreements and any other certificates and documents delivered at the closing of the Agreement (the "Closing") and (d) the representations and warranties made by representatives of the Corporation to us in certificates signed by such representatives. We have made no independent investigation or other attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other factual matters, except as expressly set forth herein and without limiting the foregoing, we have not, in rendering the opinions given in paragraph 5 and 7, reviewed court or other public records; however, we are not aware of any facts that would lead us to believe that any of the opinions expressed herein are not accurate.

         As used in this opinion, the phrases "to the best of our knowledge," "to our knowledge," "known to us," or phrases of like import refer only to the actual knowledge (i.e. conscious awareness) of the attorneys currently in this firm who our records indicate have devoted substantive attention to the matters directly related to the Transaction Agreements and the transactions contemplated thereby and mean that such attorneys have not been informed by the Corporation that the matters stated are factually incorrect or have no actual knowledge (i.e. conscious awareness) that the matters stated are factually incorrect.

         We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by the Corporation concerning the business, assets and affairs of the Corporation or any other information furnished to you by the Corporation or furnished by us as counsel to the Corporation, except for our conclusions of law in this opinion letter.

         When statements in this opinion are qualified by the term "material," those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Corporation or its business, prospects, assets or financial condition, which are entirely those of the Corporation and it officers, after having been advised by us as to the legal effect and consequences of such matters; however, such opinions and judgments are not known to us to be incorrect.

         The opinions herein are subject to the following qualifications:

         (a) We express no opinion as to the enforceability of any provision of the Agreement or other instruments to the extent such provision may be subject to, and affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent transfer laws) or equitable principles, including, without limitation, the duty to act in good faith.

         (b) We express no opinion with respect to the enforceability of provisions in the Agreement providing for (i) specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is sought in a proceeding in equity or at law, (ii) any indemnification, hold harmless or exculpation, the enforceability of which may be limited by applicable federal and state securities laws and general principles of public policy; or (iii) a choice of law to the extent limited by the choice-of-law rules of the State of New York and general principles of public policy.

         (c) We express no opinion concerning any law other than the law of the State New York, the corporate law of the State of New Jersey and the federal law of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereof of the laws of any other jurisdiction, or in the case of New Jersey, any other laws, or as to matters of municipal law or the laws of any local agencies within any state. To the extent that the laws of any other jurisdiction are applicable to any of the Transaction Agreements, we have assumed instead that such Transaction Documents would be construed and enforced in accordance with the laws of the State of New York without giving effect to any choice of law rules of such state that might require the application of another state's laws.

         (d) We have been advised by the Corporation that all shares of the Corporation's capital stock prior to the date hereof are fully paid; we have relied upon such advice and have made no independent investigation thereof.

         (f) We have assumed there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of any of the documents referred to herein or any of the transactions contemplated by such documents. We have assumed that there are no agreements or understandings, written or oral, between the Corporation and other parties and any other person that would define, supplement or qualify the terms of the Transaction Agreements to which any of the Corporation or other parties is a party and that there are no terminations, modifications, waivers or amendments to any agreements reviewed by us undisclosed to us by the Corporation after our inquiry of the Corporation.

         (g) We express no opinion as to compliance with applicable antifraud or antitrust statutes, rules or regulations of applicable state and federal law.

         (h) We express no opinion with respect to or regarding any matters pertaining to patents, trademarks or copyrights.

         (i) Insofar as this opinion relates to any mortgage, indenture, lease, contract or other agreement or undertaking of the Corporation (the "Documents"), our opinion is limited to those Documents which are in writing and are filed as exhibits to the SEC Documents (the "Scheduled Agreements"), and no opinion is expressed herein as to any mortgage, indenture, lease, contract or other agreement (oral or written) or undertaking of the Corporation other than the Scheduled Agreements. In rendering our opinions insofar as they require interpretation of contracts and other documents attached as exhibits to the SEC Documents, we express no opinion with respect to the compliance by the Corporation with, or any financial calculations or data in respect of, financial covenants included in any such exhibit. In rendering our opinions insofar as they require interpretation of any contract or other document attached as exhibits to the SEC Documents, we have also assumed that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of New York without giving effect to any choice of law provisions contained therein or any choice of law principles that would result in application of the internal laws of any other state and to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the internal laws of the State of New York in resolving such questions. We advise you that certain of the exhibits to the SEC Documents may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such exhibits. In rendering our opinions insofar as they require interpretation of the exhibits to the SEC Documents, we have also assumed that all consents or waivers necessary under such contracts as a result of the transactions contemplated by the Agreement have been obtained from the parties thereto as of the Closing.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Corporation is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         2. The authorized capital stock of the Corporation consists of:

                  a. Preferred Stock: 5,000,000 shares of preferred stock, of which 373,779 shares are validly issued and outstanding, fully paid, and nonassessable; and

                  b. Common Stock: 25,000,000 shares of Common Stock of which 15,098,736 shares are validly issued and outstanding, fully paid and nonassessable.

         3. The shares of Common Stock and the Warrants to be issued and sold to you under the Agreement, when issued, sold and delivered in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable, and to our knowledge will not violate any preemptive rights (by virtue of holding such Common Stock) under applicable law, the Certificate of Incorporation, Bylaws, or any Scheduled Agreement.

         4. All corporate action on the part of the Corporation necessary for the authorization, execution and delivery of, and performance of all obligations under, the Agreement, and for the authorization, issuance and delivery of the shares of Common Stock and the Warrants being sold under the Agreement, has been taken. The Agreement, when executed and delivered by or on behalf of the Corporation, will constitute a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. The Corporation has obtained all necessary consents, authorizations, approvals and orders from, and has made all registrations, qualifications, designations, declarations or filings with all federal, state or other relevant governmental authorities required on the part of the Corporation in connection with the consummation of the transactions contemplated by the Agreement, except (i) such as may be required pursuant to the Registration Rights Agreement; (ii) filings with the Securities and Exchange Commission and certain state securities law administrators which are permitted to be filed by applicable laws, rules or regulations subsequent to the issuance and sale of the shares and the issuance of the Warrants pursuant to the Agreement or which are not required by applicable state securities laws, rules or regulations to be filed as a condition to the reliance by the Corporation upon certain exemptions from the registration or qualification requirements under such state securities laws; or
(iii) where the failure to make or obtain any of such authorizations, approvals, consents, exemptions, registrations or filings would be reasonably likely not to have a material adverse effect on the Corporation.

         5. The execution, delivery and performance of the Agreement by the Corporation will not result in any violation of, be in conflict with, or constitute a default under, any provision of any judgment, decree or order of any court or administrative body to which the Corporation is a party and of which we have knowledge.

         6. Based in part on your representations contained in Section 4 of the Agreement, and except as may be required pursuant to the Registration Rights Agreement, it is not necessary in connection with the offer, sale and issuance of the shares of Common Stock and the Warrants pursuant to the Agreement to register any of such shares of Common Stock and Warrants under the Securities Act of 1933, as amended (the "Act"), as such is in effect as of the date hereof.

         7. Except as set forth in the SEC Documents, we are not aware of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency now pending or threatened against the Corporation or any of its properties or assets.


         This opinion is intended solely for your use and is not to be made available to or relied upon by other persons or entities without our prior written consent.

                                                     Very truly yours,


                                                     KELLEY DRYE & WARREN LLP

                                    Exhibit A

                                   PURCHASERS

                                    Schedules


         The following Schedules are provided, as of January 31, 2003, pursuant to the Common Stock and Warrant Purchase Agreement, dated as of January 31, 2003 (the Agreement").

         The Schedule numbers correspond to the section numbers in the Agreement; however, any information disclosed herein under any Schedule number shall be deemed to be disclosed and incorporated with respect to any other section under the Agreement where such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in these Schedules as when used in the Agreement, unless the context otherwise requires.

                                                                   Schedule 3.2


   Outstanding Subscriptions, Warrants, Options or Other Rights or Commitments


     (i) On November 21, 2002, the Company received two $375,000 mortgage loans on the Company's West Berlin, N.J. corporate office building (the "Mortgage Loans"). The Mortgage Loans mature on January 15, 2006, bear interest at a rate of 8.0 % per annum, and principal and interest thereon are initially and through December 31, 2003 convertible, at the lender's option, into Common Stock at a conversion price equal to $2.14, an amount in excess of the market price of the Common Stock on the date of the funding of the loan. Beginning January 1, 2004 through December 31, 2004, principal and unpaid interest are convertible into Common Stock at $2.50 per share. Beginning January 1, 2005 through the Maturity Date, principal and unpaid interest are convertible into Common Stock of Company at $3.00 per share.

     (ii) On December 30, 2002, the Company received loans (the "EGS Loans"), aggregating to $1.0 million from EGS Private Healthcare Partnership, L.P. and EGS Private Healthcare Counterpart, L.P., each of which is a Purchaser (together, the "EGS Entities"). The EGS Loans bear interest at a rate of 10.0% per annum, are secured by the Company's accounts receivable, inventory and equipment, and mature on June 30, 2003; however, principal and interest outstanding on the EGS Loans will be converted into the Common Stock and Warrants issued to the Purchasers pursuant to the Agreement and will be deemed to be repaid in full upon such conversion. In conjunction with the EGS Loans, the Company issued to the EGS Entities warrants (the "EGS Warrants") to purchase an aggregate of 50,000 shares of Common Stock. However, the EGS Warrants will vest only if, by the close of business on January 31, 2003, the Initial Closing has not occurred. The EGS Warrants would be exercisable for Common Stock at an exercise price of $2.58 per share, subject to stock split and similar adjustments, at any time before 5 p.m. on January 31, 2008.

                                                                Schedule 3.6


      Developments or Changes that may Result in a Material Adverse Effect


         On January 9, 2003, the Company was advised by NASDAQ that it was not in compliance with the $10 million stockholders' equity standard for continued listing set forth in Marketplace Rule 4450(a)(3). Compliance with this new standard was required as of November 2002. The Company will request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. If the Company is unsuccessful in its appeal, it intends to apply for listing on the NASDAQ SmallCap Market. However, there can be no assurance that the Company will meet the listing standard requirements of the NASDAQ SmallCap Market.


     Indebtedness, Obligations or Liabilities Not Reflected in the Financial
                                   Statements


(i) The Financial Statements covering the period from December 31, 2001 through September 30, 2002 do not reflect obligations under contracts or commitments for which expenses have not yet been incurred, entered into or arisen in the ordinary course of business and, consistent with generally accepted accounting principles and with past practices, that individually or in the aggregate do not have a Material Adverse Effect.

(ii) As described on Schedule 3.2, the Company received the Mortgage Loans with respect to the Company's West Berlin, N.J. corporate office building.

(iii) As described on Schedule 3.2, on December 30, 2002, the Company received the EGS Loans having an aggregate principal amount of $1.0 million.

                                                                  Schedule 3.11


         Proceedings to Revoke or Suspend the Listing on Common Stock on
                           The NASDAQ National Market


         On January 9, 2003, the Company was advised by NASDAQ that it was not in compliance with the $10 million stockholders' equity standard for continued listing set forth in Marketplace Rule 4450(a)(3). Compliance with this new standard was required as of November 2002. The Company will request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. If the Company is unsuccessful in its appeal, it intends to apply for listing on the NASDAQ SmallCap Market. However, there can be no assurance that the Company will meet the listing standard requirements of the NASDAQ SmallCap Market.

                                                                  Schedule 3.14


            Mortgages, Liens, Loans, Claims, Charges and Encumbrances


         In connection with the EGS Loans, the Company assigned and granted to the EGS Entities a first priority pledge and security interest in all of the Company's accounts receivable, inventory and equipment. Such liens will be released upon conversion of the EGS Loans, promptly following the Closing Date.

         In connection with the Mortgage Loans (as defined on Schedule 3.2), the Company granted a first priority security interest in the building owned by the Company and located at 575 Route 73 North - Building D West Berlin, New Jersey 08091.

                                                                  Schedule 3.24


    Persons with Registration or Similar Rights to Have Securities Registered
                     Pursuant to the Registration Statement
         or Otherwise Registered by the Company under the Securities Act


         If the EGS Warrants vest, as described on Schedule 3.2, the 50,000 shares of Common Stock issuable upon the exercise of the EGS Warrants are required to be included as "Registrable Securities", as defined in, and pursuant to, the Registration Rights Agreement.

                                                                  Schedule 3.25


                           Related Party Transactions


1. Abhijeet Lele is a member of the Board of Directors of the Company and is a Managing Member of the General Partner of each of the EGS Entities that provided the EGS Loans.

1.                                                                         Page
Definitions..................................................................1

2. Purchase and Sale of
Shares.......................................................................2

         2.1      Purchase and Sale..........................................2

         2.2      ...........................................................2

         2.2 Initial Closing.................................................2

         2.3      ...........................................................2

3. Representations and Warranties of the
Company......................................................................3

         3.1      Organization and Good Standing.............................3

         3.2      Capitalization.............................................3

         3.3      Authorization............................................ .4

         3.4      Valid Issuance of the Shares...............................4

         3.5      Valid Issuance of the Warrants.............................4

         3.6      Financial Statements.......................................4

         3.7      SEC Documents..............................................5

         3.8      Consents...................................................5

         3.9      No Conflict................................................5

         3.10     Brokers or Finders.........................................6

         3.11     Nasdaq National Market.....................................6

         3.12     Absence of Litigation......................................6

         3.13     Fiduciary Duties...........................................6

         3.14     Title to Property and Assets...............................6

         3.15     Patents. Trademarks. Proprietary Rights....................7

         3.16     Environmental Matters......................................7

         3.17     Permits....................................................7

         3.18     Employees..................................................7

         3.19     Tax Matters................................................7

         3.20     Compliance with Laws.......................................8

         3.21     Insurance..................................................8

         3.22     Investment Company Act.....................................8

         3.23     Compliance With Securities Laws............................8

         3.24     Registration Rights........................................9

         3.25     Related Party Transactions.................................9

         3.26     Contracts..................................................9

         3.27     Disclosure.................................................9

4. Representations, Warranties and Agreements of the
Purchasers...........................................10

         4.1      Authorization..............................................10

         4.2      Purchase Entirely for Own Account..........................10

         4.3      Investor Status; Etc.......................................10

         4.4      Shares Not Registered......................................10

         4.5      No Conflict................................................10

         4.6      Brokers....................................................11

         4.7      Consents...................................................11

         4.8      Agreement with Respect to Sales of Shares..................11

5. Conditions
Precedent....................................................................11

         5.1      Conditions to the
                  Obligation of the Purchasers to Consummate
                  the Closing................................................11

         5.2      Conditions to the
                  Obligation of the Company to Consummate
                  the Closing................................................13

6. Transfer;
Legends......................................................................14

         6.1      Securities Law Transfer Restrictions.......................14

         6.2      Legends................................................... 14

         6.3      Removal of Legends.........................................15

7. Termination; Liabilities Consequent Thereon. .............................15

8. Miscellaneous
Provisions...................................................................16

         8.1      Use of Proceeds............................................16

         8.2      Filings....................................................16

         8.3      Public Statements or Releases..............................16

         8.4      Further Assurances.........................................17

         8.5      Notification of Effectiveness of Registration Statement....17

         8.6      Rights Cumulative..........................................17

         8.7      Pronouns...................................................17

         8.8      Notices....................................................17

         8.9      Captions...................................................18

         8.10     Severability...............................................18

         8.11     Governing Law; Injunctive Relief...........................18

         8.12     Waiver.....................................................18

         8.13     Expenses...................................................19

         8.14     Assignment.................................................19

         8.15     Survival...................................................19

         8.16     Entire Agreement...........................................19

         8.17     Counterparts...............................................19

Exhibit A....................................................................21

Exhibit B....................................................................22

Schedules....................................................................23